Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-214040) pertaining to the Camping World Holdings, Inc. 2016 Incentive Award Plan of our report dated March 13, 2017, with respect to the consolidated financial statements and schedules of Camping World Holdings, Inc. included in this Annual Report (Form 10-K) of Camping World Holdings, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Los Angeles, California
March 13, 2017